Exhibit 99.5

Consent of Proposed Director

I, Alan List, M.D., hereby consent to the following:

•

to serve as a director of Kintara Therapeutics, Inc., to be renamed TuHURA Biosciences, Inc., if the transactions contemplated by the Agreement and Plan of Merger, dated April 2, 2024, by and among Kintara Therapeutics, Inc., Kayak Mergeco, Inc., and TuHURA Biosciences, Inc., are consummated, including the merger of TuHURA Biosciences, Inc. with and into Kayak Mergeco, Inc., with TuHURA Biosciences, Inc. continuing as the surviving corporation (the “Merger”);

•

to be named as a proposed director of Kintara Therapeutics, Inc., to be renamed TuHURA Biosciences, Inc., in the Registration Statement on Form S-4, including the joint proxy and consent solicitation statement/prospectus, to be filed by Kintara Therapeutics, Inc. in connection with the Merger, and in any and all amendments and supplements thereto (collectively, the “Registration Statement”); and

•	to the filing of this consent as an exhibit to the Registration Statement.

/s/ Alan List	Date:	May 13, 2024
Alan List, M.D.